Exhibit 10.1

CFO CONSULTING AGREEMENT

CFO CONSULTING AGREEMENT entered into as of May 17, 2018 (this “Agreement”), between VerifyMe, Inc., a Nevada corporation (the “Company”), and Margaret Gezerlis (the “Consultant”).

WHEREAS, the Board of Directors of the Company desires to engage Consultant to provide consulting services, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Consultant has agreed to provide such consulting services, upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Company has agreed to and entered into a separate consulting service agreement for pre-audit services and SEC compliance services with The CFO Squad LLC dated January 9, 2018 (the “CFO Squad Agreement”);

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Independent Consultant. The Company, through the action of its Board of Directors (the “Board”), hereby engages the Consultant, and the Consultant will serve the Company, as a consultant. During the term of this Agreement, the Consultant will serve as the non-employee chief financial officer (“CFO”) of the Company on a part-time basis. The Company confirms that the Consultant has been duly appointed as the CFO of the Company and will remain as an executive officer of the Company during the term of this Agreement.

2.	Duties, Term, and Compensation. The Consultant’s duties, term of engagement, compensation and provisions for payment thereof are detailed in the attached Exhibit A, which may be amended in writing from time to time by the Consultant and agreed to by the Company, and which collectively are hereby incorporated by reference. During the term of this agreement, the Consultant shall devote as much of her productive time, energy and abilities for the timely performance of her duties. The Company acknowledges that this Agreement only obligates the Consultant to serve a limited percent of her working time with the Company, that the Consultant has numerous other commitments. The Consultant is expressly free to perform services for other parties while performing services for the Company and is permitted to be employed by The CFO Squad LLC.

3.	Out-of-Pocket Expenses. During the term of this Agreement, the Consultant shall bill and the Company shall promptly reimburse the Consultant for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder

4.	Confidentiality. The Consultant acknowledges that during the engagement she will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures (“Confidential Information”). Except as may be required by the lawful order of a court or agency of competent jurisdiction including the whistleblower provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or except to the extent that Consultant has express authorization from the Company, the Consultant may not disclose any Confidential Information, directly or indirectly, or use any Confidential Information in any manner, during the term of this Agreement or at any time, except as required in the course of this engagement with the Company. Confidential Information does not include: (i) information which, at the time of disclosure is published, is known publicly or is otherwise in the public domain, through no fault of Consultant; (ii) information which, after disclosure is published or becomes known publicly or otherwise becomes part of the public domain, through no fault of Consultant; and (iii) information which is required to be disclosed in compliance with applicable laws or regulations or by order of a court or other regulatory body of competent jurisdiction. Nothing in this Agreement prevents Consultant from using, in connection with Consultant’s engagement for herself, or an employer other than the Company and its affiliates, knowledge which was acquired by Consultant during the course of Consultant’s engagement with the Company and its affiliates and which is generally known to persons of Consultant’s experience in other companies in the same industry.

5.	Exclusive Property. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into her possession, shall remain the exclusive property of the Company. The Consultant may not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in her possession or under her control.

6.	Conflicts of Interest; Non-hire Provision. The Consultant represents that she is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Consultant and any third party. Further, the Consultant, in rendering her duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which she does not have a proprietary interest.

7.	Merger. This Agreement automatically terminates upon the merger or consolidation of the Company into or with any other entity. As to the paragraphs of this Agreement that survive the termination or expiration of this Agreement, those paragraphs shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, heirs, fiduciaries and legal representatives.

8.	Termination. Either party may terminate this Agreement at any time by thirty (30) days written notice to the other party, or earlier upon mutual agreement by the parties, but shall automatically terminate after thirty (30) days if for any reason the Company has terminated its CFO Squad Agreement for Pre-Audit Services and SEC Compliance Services.

9.	Independent Consultant. This Agreement shall not render the Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultant is and will remain an independent Consultant in her relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

10.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

11.	Choice of Law. The laws of the state of New York shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto. The parties shall bring any action or proceeding arising out of or in connection with this Agreement only in the state or federal court located in New York, New York (the “New York Courts”), and not in any other state or federal court in the United States of America or any court in any other country; consent to submit to the exclusive jurisdiction of the New York Courts for purposes of any action or proceeding arising out of or in connection with this Agreement; waive any objection to the laying of venue of any such action or proceeding in the New York Courts; and waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Courts has been brought in an improper or inconvenient forum.

12.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

13.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

14.	Assignment. The Consultant shall not assign any of her rights under this Agreement, or delegate the performance of any of her duties hereunder, without the prior written consent of the Company.

15.	Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Consultant:	Margaret Gezerlis 585 Stewart Avenue, L-30 Garden City, New York
If to the Company:	VerifyMe, Inc. Attn: Patrick White, President / CEO 75 S. Clinton Ave, Suite 510 Rochester, NY 14604

Any party hereto may change its address for purposes of this paragraph 16 by written notice given in the manner provided above.

16.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

17.	Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

18.	Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

VerifyMe, Inc.	Margaret Gezerlis

By: /s/ Patrick White	By: